1033 Harwin Dr Suit 3677, Houston TX 77036, USA

OLAYINKA OYEBOLA & CO.

2nd Floor, Nurses House, PC 43, Churchgate Street,

Chartered Accountants

(formerly Afribank street) Victorial Island, Lagos State.

14, Osuntokunbo Street, Off Ayandipo Road,

New Bodija, Iban, Oyo State.

0803 333 8600, 0809. 833 8600

E-mail: olayinka_oyebola@hotmail.com, yinka@olayinkaoyebolaandco.com

www.olayinkaoyebolaandco.com

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

YIJIA GROUP CORP.

We consent to the inclusion in the Registration Statement on the Post-effective Amendment No 3 to Form S-1 of Yijia Group Corp of our report dated May 12, 2022, relating to our audit of the balance sheet of Yijia Group Corp as of April 30, 2022 and the related statements of operations, stockholders’ equity, and cash flows for the year ended April 30, 2022.

/s/OLAYINKA OYEBOLA & CO.____________________

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

PCAOB No: 5968

Lagos, Nigeria

November 7, 2022